UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 14, 2008

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2008, IPC Holdings, Ltd. (the “Company”) announced its financial results for the fiscal quarter ended December 31, 2007. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of IPC Holdings, Ltd. under the Securities Act of 1933 or the Exchange Act.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 14, 2008, the Company announced that Frank Mutch, the Chairman of the board of directors (the “Board”) of the Company, would retire from the Board and from the board of directors of IPCRe Limited (“IPCRe”) effective February 15, 2008. Mr. Mutch’s decision is not as a result of any disagreement with the Company or its management.

At its meeting on February 14, 2008, the Board appointed Kenneth L. Hammond to serve as Chairman of the Board and as Chairman of the board of directors of IPCRe, and also appointed Mark R. Bridges to serve as Deputy Chairman of the Board and of the board of directors of IPCRe and as Chairman of the Audit Committees. These appointments are effective February 16, 2008. Mr. Hammond has served as a director of the Company and IPCRe since 2004 and as Deputy Chairman of the Company and IPCRe and Chairman of the Audit Committees since 2006. He retired as Vice Chairman and Chief Executive Officer of Attorneys’ Liability Assurance Society (Bermuda) Ltd. in 2002. Mr. Bridges, who is currently President of Rosemont Re Ltd., was appointed to the Board and the board of directors of IPCRe in July 2007.

As of February 16, 2008, the Board reconstituted the committees, as follows:

Audit Committee: Mark R. Bridges (Chairman), Peter S. Christie, Kenneth L. Hammond, L. Anthony Joaquin and Antony P.D. Lancaster

Compensation Committee: Mark R. Bridges, Peter S. Christie (Chairman), Kenneth L. Hammond and L. Anthony Joaquin

Executive Committee: Mark R. Bridges, James P. Bryce and Kenneth L. Hammond (Chairman)

Investment Committee: Peter S. Christie, Kenneth L. Hammond, L. Anthony Joaquin and Antony P.D. Lancaster (Chairman)

Nominating Committee: Mark R. Bridges, Kenneth L. Hammond (Chairman) and L. Anthony Joaquin

ITEM 8.01.	OTHER EVENTS.

On February 14, 2008, the Company announced that the Board has authorized a share repurchase of up to $300 million of the Company’s common shares. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The repurchases may be conducted by means of open market repurchases, privately negotiated transactions (including accelerated share repurchase plans or use of a forward contract to repurchase shares) or otherwise, at prices that are prevailing market prices and in accordance with applicable securities laws, provided that no shares shall be repurchased for a price in excess of $41.00 per share. The Company may suspend or discontinue the program at any time. The timing of purchases will depend upon market conditions, the market price of the Company’s common shares and management’s assessment of the Company’s liquidity and cash flow needs. The authorization shall end on April 1, 2009.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
99.1	Press release of IPC Holdings, Ltd. issued February 14, 2008 reporting on the Company’s financial results for the fiscal quarter ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

IPC HOLDINGS, LTD.

By	/s/ Melanie Saunders
Melanie J. Saunders
Company Secretary

Date: February 15, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of IPC Holdings, Ltd. issued February 14, 2008 reporting on the Company’s financial results for the fiscal quarter ended December 31, 2007.

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